                                     AMENDMENT No. 1
                                         to the
                                  DECLARATION OF TRUST
                                           of
                 OPPENHEIMER PORTFOLIO SERIES FIXED INCOME INVESTOR FUND

     This  Amendment  Number  1 is  effective  as of  November  30,  2007 to the
Declaration of Trust of Oppenheimer  Portfolio Series Fixed Income Investor Fund
(the  "Trust"),  dated as of  August  29,  2007,  by the  Trustees  of the Trust
executing this Amendment.

     WHEREAS, the Trustees established Oppenheimer Portfolio Series Fixed Income
Investor  Fund  as  a  trust  fund  under  the  laws  of  the   Commonwealth  of
Massachusetts, for the investment and reinvestment of funds contributed thereto, under a Declaration of Trust dated August 29, 2007; and

     WHEREAS, the Trustees, acting pursuant to Section 11.1 of ARTICLE ELEVENTH, of the Trust's  Declaration  of Trust desire to make a permitted  change to said
Declaration  of Trust  without  shareholder  approval  to change the name of the
Trust  from  "Oppenheimer  Portfolio  Series  Fixed  Income  Investor  Fund"  to
"Oppenheimer Portfolio Series Fixed Income Active Allocation Fund."

     NOW,  THEREFORE,  ARTICLE FIRST of the  Declaration  of Trust is amended by deleting Section 1 of ARTICLE FIRST and replacing it with the following:

     Section 1. Name. This Trust shall be known as "Oppenheimer Portfolio Series
Fixed Income Active Allocation Fund" and the Trustees shall conduct the business of the Trust  under  that  name or any other  name as they may from time to time determine.

     Acting pursuant to Section 11.1 of ARTICLE  ELEVENTH,  the undersigned sign this amendment as Trustees of the Trust.

                                      Oppenheimer Portfolio Series Fixed Income
                                        Active Allocation Fund

   /s/ William L. Armstrong                                  /s/s George C. Bowen
   ____________________________                              ____________________________
   William L. Armstrong                                      George C. Bowen
   23 Sedgwick Drive                                         10573 Lieter Place
   Cherry Hills Village, CO 80113                            Lone Tree, CO 80124

   /s/ Edward Cameron                                        /s/ Jon S. Fossel
   ____________________________                              ____________________________
   Edward Cameron                                            Jon S. Fossel
   8171 Bay Colony Drive                                     65 Slide'em Up Road
   Naples, FL 34108                                          Ennis, MT 59729

   /s/ Sam Freedman                                          /s/ Beverly L. Hamilton
   ____________________________                              ____________________________
   Sam Freedman                                              Beverly L. Hamilton
   355 Adams Street                                          69 Byron Drive
   Denver, CO  80206                                         Avon, CT 06001

   /s/ Robert J. Malone                                      /s/ F. William Marshall Jr.
   ____________________________                              ____________________________
   Robert J. Malone                                          F. William Marshall Jr.
   1991 East Alameda Ave. #6                                 330 South Road
   Denver, CO 80209                                          Chebeague Island, ME 04017

   /s/ John V. Murphy
   ____________________________
   John V. Murphy
   1386 Main Street, P.O. Box 2054
   Cotuit, MA 02635